Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statements (Form S-8 Nos. 333-64795, 333-04161, 333-118693 and 333-38178) pertaining to the Newmont Mining Corporation 1996 Employees Stock Plan;
2)Registration Statement (Form S-8 No. 333-75993) pertaining to the Newmont Mining Corporation 1999 Employees Stock Plan;
3)Registration Statements (Form S-8 Nos. 333-124653 and 333-171298) pertaining to the Newmont Mining Corporation 2005 Stock Incentive Plan;
4)Registration Statements (Form S-8 Nos. 333-188128 and 333-214662) pertaining to the Newmont Mining Corporation 2013 Stock Incentive Plan;
5)Registration Statement (Form S-8 No. 333-140819), pertaining to the Newmont Mining Corporation Savings Equalization Plan of Newmont;
6)Registration Statement (Form S-8 No. 333-232143), pertaining to the Goldcorp Inc. Amended and Restated 2005 Stock Option Plan;
7)Registration Statement (Form S-4 No. 333-232446), of Newmont Goldcorp Corporation;
8)Registration Statement (Form S-8 No. 333-238048), pertaining to the Newmont Corporation 2020 Stock Incentive Compensation Plan; and
9)Registration Statement (Form S-3 No. 333-258097), pertaining to the Newmont Corporation 2021 Automatic Shelf Registration Statement;
of our reports dated February 24, 2022, with respect to the consolidated financial statements and schedule of Newmont Corporation and the effectiveness of internal control over financial reporting of Newmont Corporation included in the Annual Report (Form 10-K, as amended by Amendment No.1), of Newmont Corporation for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Denver, Colorado
July 28, 2022